Exhibit 10.13

ACCESS AND INFORMATION AGREEMENT

This Access and Information Agreement (the “Agreement”) is effective as of June 25, 2014, by and between Laboratoire français du Fractionnement et des Biotechnologies, a French Corporation (“LFB”), and rEVO Biologics, Inc., a Delaware corporation (the “Company,” with each of LFB and the Company a “Party” and together, the “Parties”).

WHEREAS, LFB is the beneficial owner of all the issued and outstanding common stock, $0.01 par value per share (the “Common Stock”) of the Company;

WHEREAS, the Parties currently contemplate that the Company will make an initial public offering (“IPO”) of its Common Stock pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended;

WHEREAS, following the consummation of the IPO, LFB will continue to own at least twenty percent (20%) of the combined voting power of the outstanding class of the Company’s Common Stock and will need access to certain financial information of the Company to comply with certain reporting, filing and disclosure obligations.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.1 Agreement for Exchange of Information. From the date of the closing of the Company’s initial public offering, for so long as LFB’s ownership of capital stock of the Company is at least twenty percent (20%) on an as-converted basis of all of the Company’s then outstanding shares of capital stock, the Company shall provide LFB (i) three (3) days after the end of each month, unaudited monthly income, balance sheet and cash flow statements, statement of stockholders’ equity for the Company and its subsidiaries prepared in accordance with IFRS for LFB Group reporting purposes, numbers of employee per categories for the Company and its subsidiaries, (ii) ten (10) days after the situation of 31th May and 31th December of each year, a reporting of the off balance sheet commitment of the Company and its subsidiaries, (iii) as soon as practicable after the end of each fiscal year, and in any event within forty-five (45) days thereafter, a monthly cash flow budget for the Company and its subsidiaries, (iv) as soon as practicable, but in any event seventy (70) days prior to the end of each fiscal year, a projected operating budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company, (v) as soon as practicable after the end of each month, and in any event within ten (10) days thereafter, a twelve (12) month rolling cash projection and a detailed report of payables overdue for thirty (30), sixty (60) and more than ninety (90) days, and (vi) such other financial reports that may be reasonably requested by LFB.

1.2 Confidentiality. LFB and the Company shall hold and shall cause each of their respective subsidiaries and other affiliates to hold, and shall each cause their respective officers, employees, agents, consultants and advisors to hold, in strict confidence and not to disclose or release without the prior written consent of the other Party, any and all Confidential Information (as defined herein) concerning the other Party and its respective subsidiaries and affiliates; provided, however, that the Parties may disclose, or may permit disclosure of, Confidential Information (i) to their respective auditors, attorneys, financial advisors, bankers, lenders and other financing sources, and other appropriate consultants and advisors (“Representatives”) who have a need to know such information and, in each case, are informed of their obligation to hold such information confidential to the same extent as is applicable to the Parties hereto and in respect of whose failure to comply with such obligations, the Company or LFB, as the case may be, will be responsible, (ii) if the Parties are compelled to disclose any such Confidential Information by judicial or administrative process or (iii) if the Parties reasonably determine in good faith that such disclosure is required by other requirements of law. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made in connection with any judicial or administrative process, or a Party determines in good faith that disclosure is otherwise required by law, LFB or the Company, as the case may be, shall promptly notify the other Party of the existence of such request, demand, or conclusion, and shall provide the other Party a reasonable opportunity to seek an appropriate protective order or other remedy, which the notifying Party will cooperate in obtaining.

(a) LFB hereby acknowledges that it and its subsidiaries and affiliates and its Representatives are aware that the Confidential Information may contain material, non-public information about the Company, and LFB hereby agrees that it, its subsidiaries and affiliates and its Representatives may not purchase or sell any securities of the Company while in possession of such information.

(b) “Confidential Information” shall mean all information which is non-public, confidential or proprietary in nature concerning one Party which has been disclosed by LFB or its subsidiaries and affiliates (excluding the Company and its subsidiaries) on the one hand, or the Company or its subsidiaries, on the other hand, that is in written, recorded, graphical or other tangible form, or is in oral form, and any information prepared by the recipient on the basis of, or by reference to, any such information. Confidential Information may also include information disclosed to a disclosing Party by third parties. Confidential Information shall not, however, include any information which (A) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing Party; (B) becomes publicly known and made generally available after disclosure by the disclosing Party to the receiving Party through no action or inaction of the receiving Party; (C) is obtained by the receiving Party from a third party without a breach of such third party’s obligations of confidentiality; or (D) is independently developed by the receiving Party without use of or reference to the disclosing Party’s Confidential Information.

1.3 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties, it being understood that all parties need not sign the same counterpart.

1.4 Amendments; Waivers. The parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

1.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any rules of conflict of laws that would require the application of the laws of any other jurisdiction.

1.6 Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

Laboratoire français du Fractionnement et des Biotechnologies

By:	/s/ Christian Bechon
Name: Christian Bechon
Title: Chairman of the board and CEO

rEVO Biologics, Inc.

By:	/s/ Yann Echelard
Name: Yann Echelard
Title: President

Signature Page to Access and Information Agreement